                 STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-1

                                 TERMS AGREEMENT

                                                         Dated: January 28, 2004


To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of January 1, 2004 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement")

Series Designation:       Series 2004-1.
-------------------       --------------

Terms of the Series 2004-1 Certificates: Structured Adjustable Rate Mortgage Loan, Series 2004-1 Mortgage Pass-Through Certificates, Class 1-A, Class 2-A, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-AX, Class 4-A-1, Class 4-A2, Class 4-A3, Class 4-A4, Class 4-A5, Class 4-AX, Class 4-PAX, Class 5-A, Class 5-AX, Class 6-A, Class 6-AX, Class B1-I, Class B1X-I, Class B2-I, Class B2X-I, Class B1-II, Class B1X-II, Class B2-II, Class B3, Class B4, Class B5, Class B6, Class P-I, Class P-II, Class P-III, Class CX and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of six pools of adjustable rate, conventional, first lien, residential mortgage loans (the "Mortgage Loans"). Only the Class 1-A, Class 2-A, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-AX, Class 4-A-1, Class 4-A2, Class 4-A3, Class 4-A4, Class 4-A5, Class 4-AX, Class 4-PAX, Class 5-A, Class 5-AX, Class 6-A, Class 6-AX, Class B1-I, Class B1X-I, Class B2-I, Class B2X-I, Class B1-II, Class B1X-II, Class B2-II, Class B3 and Class R (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:    File Number 333-106295.
-----------------------

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A, Class 2-A, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-AX, Class 4-A-1, Class 4-A2, Class 4-A3, Class 4-A4, Class 4-AX, Class 4-PAX, Class 5-A, Class 5-AX, Class 6-A, Class 6-AX and Class R Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies"); the Class 4-A5 Certificates be rated "AAA" by S&P; the Class B1-I, Class B1X-I, Class B1-II and Class B1X-II Certificates be rated "AA" by S&P; the Class B2-I, Class B2X-I and Class B2-II Certificates be rated "A" by S&P and the Class B3 Certificates be rated "BBB" by S&P.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cutoff Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:     January 1, 2004.
-------------     ----------------

Closing Date: 10:00 A.M., New York time, on or about January 30, 2004. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor for the account of the Underwriter.













                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

Terms Agreement

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.



                                       LEHMAN BROTHERS INC.


                                       By:   _______________________________
                                             Name:    Stanley P. Labanowski
                                             Title:   Senior Vice President








Accepted:

STRUCTURED ASSET SECURITIES CORPORATION


By:      _____________________________
         Name:    Michael C. Hitzmann
         Title:   Vice President

                                   Schedule 1


                              Initial Certificate
                                   Principal                 Certificate                Purchase Price
            Class                  Amount(1)                Interest Rate                 Percentage
           -------           ---------------------         -----------------            ---------------
             1-A                 $216,071,000                 Adjustable(2)                    100%
             2-A                  $24,345,000                 Adjustable(2)                    100%
             2-AX                     (3)                   Adjustable(2)(3)                   100%
             3-A1                 $40,000,000                 Adjustable(2)                    100%
             3-A2                $110,160,000                   4.130%(4)                      100%
             3-A3                 $50,000,000                   4.655%(4)                      100%
             3-AX                     (3)                       4.290%(3)                      100%
             4-A1                $100,000,000                   4.180%(4)                      100%
             4-A2                $150,000,000                   4.580%(4)                      100%
             4-A3                $100,000,000                   4.170%(4)                      100%
             4-A4                $138,779,000                   4.130%(4)                      100%
             4-A5                 $2,500,000                    4.500%(4)                      100%
             4-AX                     (3)                       4.290%(3)                      100%
            4-PAX                     (3)                       4.290%(3)                      100%
             5-A                  $99,466,000                   3.880%(4)                      100%
             5-AX                     (3)                       3.880%(3)                      100%
             6-A                  $71,083,000                   4.530%(4)                      100%
             6-AX                     (3)                       4.530%(3)                      100%
             B1-I                 $7,858,000                  Adjustable(2)                    100%
            B1X-I                     (3)                   Adjustable(2)(3)                   100%
             B2-I                 $3,349,000                  Adjustable(2)                    100%
            B2X-I                     (3)                   Adjustable(2)(3)                   100%
            B1-II                 $34,109,000               Adjustable(2)(5)                   100%
            B1X-II                    (3)                   Adjustable(2)(3)                   100%
            B2-II                 $8,756,000                  Adjustable(2)                    100%
              B3                  $5,415,000                  Adjustable(2)                    100%
              R                      $100                     Adjustable(2)                    100%

-----------
(1)  These balances are approximate, as described in the prospectus supplement.

(2) These certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.

(3) The Class 2-AX, Class 3-AX, Class 4-AX, Class 4-PAX, Class 5-AX, Class 6-AX, Class B1X-I, Class B2X-I and Class B1X-II will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement. With respect to any distribution date on or prior to November 2008, the amount of interest payable to each of the Class 4-AX and Class 4-PAX Certificates is subject to adjustment as described in the prospectus supplement. After the distribution date in November 2006, the Class 3-AX Certificates will no longer be entitled to receive distributions of any kind. After the distribution date in November 2008, the Class 4-AX, Class 4-PAX and Class 5-AX Certificates will no longer be entitled to receive distributions of any kind. After the distribution date in October 2010, the the Class 6-AX Certificates will no longer be entitled to receive distributions of any kind. After the distribution date in July 2008, the Class B1X-II Certificates will no longer be entitled to receive distributions of any kind.

(4) The Class 3-A2 and Class 3-A3 Certificates will bear interest based on the interest rate specified above until the distribution date in November 2006, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in December 2006, the Class 3-A2 and Class 3-A3 Certificates will bear interest at the Net WAC for pool 3 as described in the prospectus supplement. The Class 4-A1, Class 4-A2, Class 4-A3, Class 4-A4 and Class 4-A5 Certificates will bear interest based on the interest rate specified until the distribution date in November 2008, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in December 2008, the Class 4-A1, Class 4-A2, Class 4-A3, Class 4-A4 and Class 4-A5 Certificates will bear interest at the Net WAC for pool 4 as described in the prospectus supplement. The Class 5-A Certificates will bear interest based on the interest rate specified above until the distribution date in November 2008, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in December 2008, the Class 5-A Certificates will bear interest at the Net WAC for pool 5, as described in the prospectus supplement. The Class 6-A Certificates will bear interest based on the interest rate specified above until the distribution date in October 2010, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in November 2010, the Class 6-A Certificates will bear interest at the Net WAC for pool 6 as described in the prospectus supplement.

(5) The trustee, on behalf of the trust, will enter into an interest rate cap agreement for the benefit of the Class B1-II Certificates.